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                                                                   EXHIBIT 10.60




                                  July 1, 1998




Mr. Jose Ofman
17620 Harbord Oaks Circle
Dallas, Texas  75252

Dear Jose:

     You and Wang Laboratories, Inc. ("Wang") are parties to a Letter Agreement dated March 6, 1997, pursuant to which you are employed by Wang (the "Employment Letter"). You and Wang have now agreed to amend the Employment Letter as follows:

     1. Paragraph 1 of the Employment Letter is hereby deleted in its entirety and restated as follows:

          You are to be employed as the President of Wang's America's International business, (which includes Mexico, Central and South America and Canada) and the United States banking solutions business. You will report directly to the Chief Executive Officer of Wang and be a member of the Senior Operations Committee.

     2. The first sentence of Paragraph 4 of the Employment Letter is hereby deleted and restated as follows:

          In the event that your employment with the Company is involuntarily terminated other than for cause (a term which includes but is not limited to a material violation of the standards set forth in Wang's "Standards of Ethics and Business Conduct" booklet) or is terminated because of your death or substantial inability to work or if your position, referred to in paragraph 1 hereof, is reduced without your consent, other than a mere change in title, Wang will pay to you (i) immediately upon termination or resignation, a lump sum payment equal to six (6) months of your salary and target bonus, plus (ii) commencing one month after termination or resignation and ending eighteen (18) months thereafter, thirty-six (36) semi-monthly payments. Each semi-monthly payment shall be equal to one-twelfth of your annual salary plus target bonus at 100% performance at the time of



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     your termination, plus (iii) at such time as Wang pays executives generally under the applicable annual management incentive plan, the pro rata share of your target bonus, calculated at the 100% achievement for individual objectives and at an achievement level equal to Wang's actual performance (as used for calculating the payout to other executives measured on the same basis) for financial targets for the year in which your employment was terminated through the date of your termination (less any amount thereof previously paid to you).

     The Employment Letter is hereby ratified and confirmed, except as expressly modified herein.



                                                    WANG LABORATORIES, INC.



----------------------------                        ----------------------------
Jose Ofman                                          Joseph M. Tucci





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